EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $395, Class C $0, Class I $282
Series   4 - Class A  $323, Class C $14, Class I $13
Series   6 - Class A  $122, Class B $0, Class C $0, Class I $18
Series   8 - Class A  $1,838, Class B $6, Class C $15
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A $1,099, Class C $187, Class I $1,487 Series 12 - Class A, Class C and Class I is zero.
Series 14 - Class A $611, Class C $32 and Class I $1,175
Series 15 - Class A, Class B, Class C and Class I is zero Series 16 - Class A $3,574, Class B $6, Class C $112
Series 18 - Class A  $1, Class B $0, Class C $0, Class I $3

73A1/73A2-
Series   2 - Class A  $0.0400, Class C $0, Class I $0.1000
Series   4 - Class A  $0.0860, Class C $0.0480, Class I $0.0990
Series   6 - Class A  $0.0280, Class B $0, Class C $0,
 Class I $0.0500
Series   8 - Class A  $0.0940, Class B $0.0580, Class C $0.0590
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.1262, Class C $0.1028, Class I $0.1341
Series 12 - Class A, Class C and Class I is zero.
Series 14 - Class A $0.1340, Class C $0.0350 and Class I $0.1580 Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.0930, Class B $0.0390, Class C $0.0400
Series 18 - Class A  $0.0100, Class B $0, Class C $0,
 Class I $0.0400


74U1/74U2-
Series   2 - Class A 9,000, Class C 2,053, Class I 3,306
Series   4 - Class A 3,681, Class C 277, Class I 131
Series   6 - Class A 4,398, Class B, Class C 1,411, Class I 334
Series   8 - Class A 19,496, Class B 103, Class C 264
Series   9 - Class A 4,367, Class B 83, Class C 310, Class I 101
Series 10 - Class A 8,961, Class C 1,828, Class I 6,743
Series 12 - Class A 5,006, Class C 565, Class I 588
Series 14 - Class A 5,203, Class B $0, Class C $1,088 and
 Class I 5,182
Series 15 - Class A 38,182, Class B 451, Class C 723, Class I 461
Series 16 - Class A 38,121, Class B 146, Class C 2,808
Series 18 - Class A 83, Class C 13, Class I 118

74V1/74V2-
Series   2 - Class A $25.91, Class C $25.00, Class I $25.92
Series   4 - Class A $10.93, Class C $10.77, Class I $10.94
Series   6 - Class A $18.04, Class B, Class C $17.13,
 Class I $18.03
Series   8 - Class A $9.60, Class B $9.69, Class C $9.78
Series   9 - Class A $17.15, Class B $14.66, Class C $14.66,
 Class I $17.37
Series 10 - Class A $12.20, Class C $12.15, Class I $12.21 Series 12 - Class A $12.92, Class C $12.36, Class I $12.95 Series 14 - Class A $19.37, Class C $17.74, Class I $19.95 Series 15 - Class A $9.86, Class B $8.46, Class C $8.47,
 Class I 10.03
Series 16 - Class A $14.84, Class B $14.77, Class C $14.75 Series 18 - Class A $15.77, Class C $15.42, Class I $15.81